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                                                                    EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the incorporation by reference in this Registration Statement of Ramco-Gershenson Properties Trust on Form S-3 of our report dated March 6, 2002 (March 14, 2002 as to Note 14), appearing in the Current Report on Form 8-K of Ramco-Gershenson Properties Trust filed September 9, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Ramco-Gershenson Properties Trust. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




/s/ Deloitte & Touche LLP


Detroit, Michigan
September 9, 2002